CONTRIBUTION AND RESTRICTED STOCK
                               PURCHASE AGREEMENT


     This Contribution and Restricted Stock Purchase Agreement is made as of the 14th day of July, 1998 by and between YESLER SOFTWARE, INC. a Washington corporation ("Company"), and ALLAIRE CORPORATION ("Allaire").

     WHEREAS, Company and the investors named in the Schedule of Investors attached thereto are parties to that certain Series A Convertible Preferred Stock Purchase Agreement dated the date hereof (the "Series A Purchase Agreement") for the purchase of shares of Company's Series A Preferred Stock;

     WHEREAS, Company has entered into a Restricted Stock Purchase Agreement with Weld, Brown LLC dated July 14th, 1998, for the purchase of shares of Company's Common Stock with certain vesting provisions therein;

     WHEREAS, in connection therewith, Company, the Investors and other parties thereto have concurrently entered into a Stock Restriction Agreement. Investor Rights Agreement and Voting Agreement, all dated the date hereof;

     WHEREAS, Company and Allaire are parties to that certain OEM Agreement dated the date hereof (the "OEM Agreement") whereby Company will have the right to distribute certain of Allaire's products as set forth therein;

     WHEREAS, in conjunction with all of the above, Company and Allaire desire to enter into this Agreement for the purchase of shares of Company's Common Stock with certain vesting provisions therein.

     NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, Company and Allaire agree as follows:


A. Definitions
   -----------

     The following terms, as used herein, shall have the following meanings:

     1. "Allaire Software" shall mean Allaire's proprietary commercial computer software products described in ATTACHMENT 1.1, including any Updates thereto released from time to time by Allaire.

     2. "alpha version" shall mean a version of computer software prior to production of a beta version that is produced for demonstration or functionality purposes only.

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

     3. "Athena" shall mean the proprietary commercial computer software application designed for use by non-technical end-users for creating multimedia web-based presentations that is based upon or incorporates a portion of the Code, to be created by Company, which is presently referred to as "Athena," including any Updates thereto released from time to time by Company.

     4. "beta version" shall mean a version of computer software after production of all alpha versions thereof but prior to production of a release version, which is produced for testing purposes.

     5. "Customer List" shall mean such list(s) as may be obtained from Allaire's then-current customer database without unreasonable effort or expense, setting forth available name, address, telephone number, e-mail address, facsimile number and other contact information of all Allaire customers (including without limitation, beta test customers and distribution partners) who have consented to receive information regarding third party products.

     6. "Code" shall mean the human readable source code to Allaire's proprietary computer programs, presently referred to as "Allaire Alive," for creating multimedia web-based presentations relating to customer support and training in the form it existed at the date of this Agreement, including all textual and/or graphical instructions, manuals, specifications and diagrams, in both printed and electronic form, pertaining to the Code.

     7. "Documentation" shall mean the textual and/or graphical instructions, manuals, specifications and diagrams, in both printed and electronic form, customarily provided to end-users of Allaire Alive, Athena or Allaire Software, as the case may be.

     8. "evaluation version" shall mean a version of computer software and any related Documentation that is given for a limited period of time so a potential purchaser may determine whether it is suitable for its needs.

     9. "release version" shall mean a version of computer software and any related Documentation after production of all beta versions thereof that is produced for general commercial release by Company or Allaire, as the case may be, for purchase by or distribution to end-users through the vendor's distribution channel.

     10. "Updates" shall mean revisions, updates, upgrades, enhancements, modifications or bug fixes to the Code, Allaire Software or Athena, as the case may be, and/or its related Documentation produced by Company or Allaire, as the case may be.

B. Equity Purchase
   ---------------

     1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, Company hereby sells to Allaire and Allaire hereby purchases from Company 907,591 shares of Company's Common Stock (the "Shares") for the price of $0.10 per

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

share, or an aggregate of $90,759.10, the consideration for such Shares being the licenses and services described in Sections C.1 and C.2 of this Agreement. Company will issue, as promptly hereafter as practicable, a certificate, registered in the name of Allaire, evidencing the Shares.

     2. Repurchase Option for the Shares.
        ---------------------------------

        (a) Upon the occurrence of any of the events specified in paragraphs
(b)-(d) below, Company shall have an irrevocable right for a period of ninety
(90) days from the applicable defined date in paragraphs (b)-(d) below to repurchase (the "Repurchase Option") any or all of (i) the Unvested Shares (as defined in Section B.3 hereof) at a price of $0.10 per share, subject to adjustment as set forth in Section B.10 hereof (the "Unvested Share Repurchase Price") and (ii) the Vested Shares (as defined in Section B.3 hereof) at the then current fair market value (the "Vested Share Repurchase Price") as determined in good faith by either (A) the agreement of Company and Allaire, or
(B) if Company and Allaire cannot agree on such fair market value within thirty
(30) days after the giving of notice as provided for in Section 2(e) (the "Notice Date"), the valuation shall be made by an appraiser of recognized standing selected by Company and Allaire within forty (40) days of the Notice Date, or, if they cannot agree on an appraiser within such forty (40) day period, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing within sixty
(60) days of the Notice Date, whose appraisal shall be completed within thirty
(30) days after his or her appointment and whose appraisal shall be determinative of such fair market value; provided, however, that if the Repurchase Option is being exercised within six (6) months following the date of this Agreement, then notwithstanding the foregoing, the Vested Share Repurchase Price shall be $0.10 per share for such six (6) month period. The fair market value shall be determined without regard to liquidity or the minority or majority ownership interest involved. Each of Company and Allaire shall bear the cost and expenses of the appraiser it appoints, and each shall bear one-half of the cost and expenses of the third appraiser or the sole appraiser if only one is appointed. Notwithstanding the foregoing or any other provision herein, if Company obtains the right to exercise the Repurchase Option under this Section B.2(a) due to a material default by Allaire in fulfilling its obligations under Section C.2(f)(i), then (x) with respect to all Shares subject to the Repurchase Option, both the Unvested Share Repurchase Price and the Vested Share Repurchase Price shall be $0.01, and (y) with respect to the Shares that Company may have previously repurchased pursuant to the Repurchase Option (if any), Allaire shall pay to Company an amount equal to the total amount previously paid for both Vested Shares and Unvested Shares minus $0.01 for each such share.

        (b) Material Default. Should a material default by Allaire in fulfilling its obligations under Section C.1, C.2, C.3 or E of this Agreement or under section 1.1, 2.1, 2.2 or 3.2 of the OEM Agreement occur, and Allaire has not cured such default within fifteen (15) days after Company has given Allaire written notice of such default, or has not commenced a curing action that is reasonably satisfactory to Company with

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

respect to a default which inevitably cannot reasonably be cured in such period, then the day immediately following the fifteenth day shall be deemed the "Default Date."

        (c) Change in Control. Should any of the following transactions occur (a "Change in Control Transaction"): (i) any merger, consolidation, reorganization or other transaction, including a stock purchase or tender offer, pursuant to which the persons who hold the outstanding shares of common stock of Allaire immediately prior to the transaction have immediately following the transaction less than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving entity ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Allaire, the effective date of such Change in Control Transaction shall be deemed the "Change in Control Date."

        (d) Termination Date. Should Allaire elect to terminate this Agreement pursuant to Section D.1, the effective date of such termination shall be deemed the "Termination Date."

        (e) The Repurchase Option shall be exercised by Company within ninety
(90) days following the applicable defined date set forth in paragraphs (b)-(d) above by delivering or mailing to Allaire (i) written notice in the manner provided for in Section F.4 hereof, and (ii) a check in the amount of the aggregate Vested Share Repurchase Price and Unvested Share Repurchase Price, as applicable; provided, however, that if the Vested Share Repurchase Price has not been determined pursuant to Section 2(a) within such 90-day period, then payment for the Vested Shares shall occur within ten (10) days after determination of the fair market value in accordance with Section 2(a) hereof. Upon delivery of such notice and the payment of the applicable repurchase price as described above, Company shall become the legal and beneficial owner of the Shares being repurchased for which payment had been made and all rights and interest therein or relating thereto, and Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by Company.

        (f) Upon any exercise of the Repurchase Option for the purchase of Unvested Shares, all of Allaire's obligations under Sections C.1(e) and C.2 hereof (except for Section C.2(f), which shall survive any exercise of the Repurchase Option) shall cease.

        (g) The Repurchase Option is not assignable by Company unless Allaire consents in writing to such assignment.

     3. Vesting of Shares.
        ------------------

        (a) The Shares subject to this Agreement shall vest as follows provided that none of the Default Date, the Change in Control Date nor the Termination Date has occurred:

            (i) 302,531 of the Shares shall be immediately vested upon the date of this Agreement; and

            (ii) the remaining 605,060 Shares shall vest, so long as this Agreement is not terminated, at the rate of 50,421 Shares at the end of each three (3) month period, commencing on the date of this Agreement, until all such shares are fully released.

        (b) Any of the Shares which have not yet vested are referred to herein as "Unvested Shares."

        (c) Any of the Shares which have vested are referred to herein as "Vested Shares."

        (d) Notwithstanding the foregoing, all of the Shares subject to this Agreement shall be completely released from the Repurchase Option on the effective date of such termination of this Agreement unless termination is pursuant to Section D.2 or unless this Agreement is terminated by Allaire pursuant to Section D.1.

     4. Representations of Allaire. In connection with Allaire's purchase of the Shares, Allaire hereby represents and warrants to Company as follows:

        (a) Investment Intent; Capacity to Protect Interests. Allaire is purchasing the Shares solely for its own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Allaire also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for Allaire's account only, and neither in whole or in part for any other person. By reason of Allaire's business or financial experience or the business or financial experience of Allaire's professional advisors who are unaffiliated with and who are not compensated by Company or any affiliate or selling agent of Company, Allaire, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in Company and to protect Allaire's own interests in connection with this transaction.

        (b) Resident. Allaire's principal place of business is as set forth on the signature page hereof.

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

        (c) Information Concerning Company. Allaire has heretofore discussed Company and its plans, operations and financial condition with Company's officers, knows that Company is engaged in a speculative business and has heretofore received all such information as Allaire has deemed necessary and appropriate to enable Allaire to evaluate the financial risk inherent in making an investment in the Shares, and Allaire has received satisfactory and complete information concerning the business and financial condition of Company in response to all inquiries in respect thereof.

        (d) Economic Risk. Allaire realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and Allaire is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of Allaire's investment.

        (e) Restricted Securities. Allaire understands and acknowledges that:

            (i) The sale of the Shares has not been registered under the Securities Act, and the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available (such as Rule 144 or the resale provisions of Rule 701 under the Securities Act);

            (ii) The share certificate representing the Shares will be stamped with the legends specified in Section B.8 hereof; and

            (iii) Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

        (f) Disposition under the Securities Act. Allaire understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of purchase and payment of the Shares and even then will not be available unless
(i) a public trading market then exists for the Common Stock of Company, (ii) adequate information concerning Company is then available to the public, and
(iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. There can be no assurance that the requirements of Rule 144 will be met, or that the stock will ever be saleable.

        (g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Allaire further agrees that it shall in no event make any disposition of all or any portion of the Shares unless and until:

            (i) (A) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; (B) the resale provisions of Rule 144 are available in the opinion of counsel to Company; or (C)(1) Allaire shall have notified

Company of the proposed disposition and shall have furnished Company with a detailed statement of the circumstances surrounding the proposed disposition,
(2) Allaire shall have furnished Company with an opinion of Allaire's counsel to the effect that such disposition will not require registration of such Shares under the Securities Act, and (3) such opinion of Allaire's counsel shall have been concurred with by counsel for Company and Company shall have advised Allaire of such concurrence; and

            (ii) The Shares proposed to be transferred shall no longer be subject to the Repurchase Option set forth in Section B.2 hereof and Allaire shall have complied with the "lock-up" provisions set forth in Section B.9 hereof and the right of first refusal and other transfer restrictions set forth in that certain Stock Restriction Agreement dated the date hereof by and among Company, the Investors, Allaire and Weld, Brown (as such parties are defined in such agreement) (the "Stock Restriction Agreement").

        (h) Section 83(b) Election. Allaire understands that Section 83 of the Internal Revenue Code of 1986 (the "Code"), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of Company to buy back the Shares pursuant to the repurchase options. Allaire understands that it may elect to be taxed at the time the Shares are purchased rather than when and as the repurchase options expire by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit A hereto. Allaire understands that failure to make this filing timely will result in the recognition of ordinary income by Allaire, as the repurchase options lapse, on the difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse.

     ALLAIRE ACKNOWLEDGES THAT IT IS ALLAIRE'S SOLE RESPONSIBILITY AND NOT COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF ALLAIRE REQUESTS COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON ALLAIRE'S BEHALF.

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

     5. Other Documents/Matters.
        ------------------------

        (a) Representations and Warranties of Company. Subject in part to the accuracy of the representations of Allaire set forth in Section 4 hereof, Company hereby affirms to Allaire the same representations and warranties made in Section 4 of the Series A Purchase Agreement.

        (b) Transfer Restrictions. The restrictions on any proposed transfer of the Shares are as set forth in the Stock Restriction Agreement.

     6. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Allaire shall have all of the rights of a shareholder of Company with respect to the Shares from and after the date that Allaire delivers full payment for the Shares until such time as Allaire disposes of the Shares or Company and/or its assignee(s) exercises the repurchase options hereunder. Upon such exercise, Allaire shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Allaire shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to Company for transfer or cancellation.

     7. Escrow. As security for the faithful performance of this Agreement, Allaire agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of Exhibit B attached hereto, executed by Allaire (with the date and number of Shares left blank), to the Secretary of Company or its designee ("Escrow Agent"); said documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of Company and Allaire set forth in Exhibit C attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent upon execution of this Agreement.

     8. Restrictive Legends and Stop-Transfer Orders.

        (a) Legends. Allaire understands and agrees that Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

        (i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER

               OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER IS IN COMPLIANCE THEREWITH.

        (ii) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN THE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

        (iii) Any legends set forth in the Stock Restriction Agreement and that certain Voting Agreement dated the date hereof, by and among Company, the Investors, Allaire and Weld Brown (as such parties are defined in such agreement).

        (b) Stop-Transfer Notices. Allaire agrees that, in order to ensure compliance with the restrictions referred to herein, Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        (c) Refusal to Transfer. Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner of such Shares or to accord the right to vote or pay dividends to any Allaire or other transferee to whom such Shares shall have been so transferred.

     9. Market Standoff Agreement. Allaire hereby agrees that if so requested by Company or any representative of the underwriters in connection with any registration of the offering of any securities of Company under the Securities Act, Allaire shall not sell or otherwise transfer any Shares or other securities of Company during the one hundred eighty (180) day period following the effective date of a registration statement of Company filed under the Securities Act (or in the case of any registration statement filed after an initial public offering, ninety (90) days after such effective date). Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     10. Adjustment for Stock Split. All references to the number of Shares and the purchase price for the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by Company after the date of this Agreement.

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

C. Intellectual Property
   ---------------------

   1. Assignment of Code; Licenses; Delivery Of Materials.
      ----------------------------------------------------

        (a) Assignment of Code. Allaire hereby irrevocably sells, grants, transfers and assigns to Company all right, title and interest in and to the Code, free and clear of any liens, encumbrances or restrictions, and does hereby deliver good and marketable title to the Code to Company.

        (b) Grant-back License to Code. Subject to the terms and conditions hereof, Company hereby grants to Allaire a fully-paid, perpetual, non-exclusive, irrevocable, worldwide license to use the Code solely for its internal use, including for use in developing Updates to the Code and for use in its website, except to the extent that any such use by Allaire would violate any of the provisions of this Agreement (including, without limitation, Sections C.2(f) and C.3); provided, however, that the foregoing shall not be deemed to prohibit Allaire from using general programming concepts and know-how acquired by it in the process of developing the Code, so long as such use does not involve use of the Code and is otherwise within the scope of the license granted in this Section C.2(b). This Section C.2(b) shall survive termination of this Agreement.

        (c) License to Updates to the Code. Subject to the terms and conditions hereof, Allaire hereby grants to Company a fully-paid, perpetual, exclusive, irrevocable, worldwide, license to use, copy, modify and prepare derivative works of, market and distribute, and to sublicense third parties to do any or all of the foregoing, all Updates to the Code and related Documentation provided hereunder prior to the termination or expiration of this Agreement in accordance with its terms. This Section C.2(c) shall survive termination of this Agreement.

        (d) License to Allaire Software. Subject to the terms and conditions hereof, Allaire hereby grants to Company a fully-paid, perpetual, non-exclusive, irrevocable, worldwide license to use a reasonable number of alpha, beta and release versions of the Allaire Software and any related Documentation provided hereunder prior to the termination or expiration of this Agreement in accordance with its terms, except to the extent that such use by Company would violate the provisions of Section C.3 (1) to maintain compatibility of Athena with the Allaire Software, (2) to develop new products compatible with the Allaire Software and (3) otherwise in accordance with the applicable beta agreement or applicable commercial end-user license agreement. Company's right to bundle and ship release versions of any or all of the Allaire Software with Athena shall be governed by the OEM Agreement. This Section C.2(d) shall survive termination of this Agreement.

        (e) License to Athena. Subject to the terms and conditions hereof, Company hereby grants to Allaire a fully-paid, perpetual, non-exclusive, non-transferable, irrevocable, worldwide license to internally use a reasonable number of alpha, beta and release versions of Athena provided hereunder prior to the termination or expiration of this Agreement in accordance with its terms, including use in its website, (1) except to the extent that such internal use by Allaire would violate the provisions of this Agreement (including, without limitation, Sections C.2(f) and C.3) and (2) otherwise in accordance with the applicable beta agreement or applicable commercial end-user license agreement. If Allaire desires to bundle and ship release versions of any or all of Athena with the Allaire Software, the parties shall enter into a written OEM agreement containing mutually agreeable terms and conditions. This Section C.2(e) shall survive termination of this Agreement.

        (f) Delivery of Code. Upon execution of this Agreement, Allaire shall deliver to Company at no charge one complete copy of the Code in electronic format (on machine readable diskette, CD-ROM or such other suitable means as may be agreed to by the parties), together with any related tools and Documentation. In addition, during the term of this Agreement and at no charge, Allaire will promptly deliver to Company copies of any Update of the Code and any related Documentation that Allaire may make, but in any event no later than fourteen
(14) days after such Update is first used by Allaire in production on Allaire's external website, for use by Company in accordance with the license granted in
(a) above. Company acknowledges and agrees that Allaire is under no obligation to develop any Updates to the Code. The copies of both the original and Update versions of the Code to be provided shall be in electronic format (on machine readable diskette, CD-ROM or such other suitable electronic format as may be agreed upon by the parties).

        (g) Delivery of Alpha, Beta and Updates. During the term of this Agreement and at no charge, Allaire will deliver to Company copies of each alpha version, beta version, release version and Update of the Allaire Software, together with any related Documentation, no later than two (2) weeks after the date such alpha version, beta version, release version or Update is first sold, given, licensed, authorized or otherwise provided by Allaire to any third party, for use by Company in accordance with the license granted in (b) above. The copies to be provided shall be in electronic format (on machine readable diskette, CD-ROM or such other suitable electronic format as may be agreed upon by the parties).

        (h) Delivery of Athena. During the term of this Agreement and at no charge, Company will promptly supply Allaire with copies of each alpha version, beta version, release version and Update of Athena produced by Company, together with any related Documentation, for use by Allaire in accordance with the license granted in (c) above. The copies to be provided shall be in electronic format on machine readable diskette, CD-ROM or such other suitable electronic format as may be agreed upon by the parties).

        (i) Ownership and Modification of Code. Subject the license granted to Allaire under Section C.1(b) of this Agreement, Company retains all right, title and interest in and to the Code and any related Documentation, including, without limitation, all copyrights and trademarks. Company reserves the right, in its sole discretion, to modify, improve or discontinue any or all of the Code and any related Documentation at any time or from time to time.

        (j) Ownership and Modification of Athena. Subject to the license granted to Allaire under Section C.1(e) of this Agreement, Company retains all right, title and interest in and to Athena and any related Documentation, including, without limitation, all copyrights and trademarks. Company reserves the right, in its sole discretion, to modify, improve or discontinue any or all of Athena and any related Documentation at any time or from time to time.

     2. Additional Responsibilities of Allaire.
        ---------------------------------------

        (a) Technical Support for the Code. During the term of this Agreement, Allaire shall provide reasonable technical support to Company concerning the operation, capabilities, compatibilities and other aspects of the Code and Company's development of Athena relating thereto. Such technical support shall include, without limitation, providing call-back response to Company's requests for support as promptly as possible, but in any event within two (2) business days, and access to an assigned employee of Allaire with adequate knowledge of and experience with the Code and the Allaire Software. The parties hereby agree that Mike Andler shall be such assigned employee unless and until a substitute with comparable knowledge and experience is designated by Allaire.

        (b) Product Planning Meetings. The parties agree that in order to enable Company to offer Athena products compatible with the Allaire Software concurrently with or soon after Allaire's release of a new Update to the Allaire Software (a "New Release"), upon Company's request (but not more frequently than quarterly) appropriate engineering and product marketing staff from Allaire will meet with Company at a mutually acceptable time and location to discuss Allaire's product development plans for potential New Releases. If and to the extent any written information relevant to any such New Releases is provided at such meetings, Allaire shall provide Company with such information; provided, however, that if for confidentiality reasons Allaire requires all participants at such meetings to return such information, then Company shall comply with such requirement.

        (c) Technical Support for Compatibility. During the term of this Agreement, Allaire shall provide reasonable technical support to Company relating to Company's efforts to modify, fix or upgrade Athena and the related Documentation in order to be compatible with the Allaire Software and any New Releases. Such technical support shall include, without limitation, providing call-back response to Company's requests for support as promptly as possible, but in any event within two (2) business days, and access to an assigned employee of Allaire with adequate knowledge and experience. The parties hereby agree that Ben Forta shall be such assigned employee unless and until a substitute with comparable knowledge and experience is designated by Allaire.

        (d) Mailings to Allaire's Customer List. At any time after the execution of this Agreement and at Company's request, Company shall be permitted, at Company's sole expense and through a bonded mail house, to make a "blind" promotional mailing regarding Athena to Allaire's Customer List. Company shall be permitted to make additional blind promotional mailings regarding Athena and any other products of Company developed using the Allaire Software to Allaire's Customer List; provided, that mailings are made no more frequently than once per quarter to any particular customer (it being understood and agreed that more than one mailing may be made in the same quarter subject to the foregoing restriction), unless otherwise agreed to by Allaire. Nothing contained herein shall prohibit or restrict Company from making any mailings to Company's customers.

(e) Access to Sales and Distribution Channels. During the term of this Agreement and upon Company's request (and at no charge to Company), Allaire shall (i) assist Company in identifying appropriate customers, beta version test customers and/or distribution partners for Athena, (ii) include in designated shipments of the Allaire Software advertisements and/or promotional materials as reasonably requested by Company to all or part of Allaire's Customer List (such materials to be provided by Company at its expense), (iii) facilitate and participate in personal introductions of Company to certain customers from Allaire's Customer List designated by Company and (iv) cooperate with Company in other co-marketing arrangements, including, without limitation, participation in and attendance at appropriate trade shows.

        (f) Non-Competition; Non-Solicitation. During the term of this Agreement and for one (1) year after the earlier to occur of (1) exercise of the Repurchase Option or (2) termination hereof, Allaire shall not (i) have an ownership interest in or control (as defined below) any business which offers or provides a product which competes with Athena anywhere in the world, nor shall it assist any third party by providing management, consulting, development or other services (other than by providing support to its OEMs and other users of the Allaire Software in the use of and establishing compatibility with the Allaire Software) to compete with Athena anywhere in the world, (ii) induce or attempt to induce any employee of Company to leave Company's employ or in any way interfere with the relationship between Company and any of its employees for any reason, including without limitation, becoming employed or otherwise engaged by Allaire (or any person or entity associated with Allaire) in any capacity, nor will it assist others to do so or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of Company to cease doing business with Company, or in any way interfere with the relationship between any customer, supplier, licensee or other business relation and Company, nor will it assist others to do so; provided, however, that nothing herein shall prevent the purchase or ownership by Allaire of shares which constitute less than one percent of the outstanding equity securities of a publicly-held company. For purposes of this Section C.2(f), "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person or entity, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise. In the event Company fails to use commercially reasonable efforts to develop versions of Athena compatible with Cold Fusion technology with substantially equivalent features and functionalities as versions of Athena (the "Other Versions") compatible with other platforms (other than features or functionalities which are inapplicable or not commercially feasible due to limitations or characteristics of Cold Fusion technology) within a reasonable period of time (generally understood not to exceed 90 days) after release of the Other Versions, then Allaire will cease to be bound by this Section C.2(f). Allaire acknowledges and agrees that, in the event of any violation by it of any provision of Section C.2(f)(ii) or (iii), Company will suffer irreparable and ongoing harm which, while substantial, will not be fully compensable by damages. As a consequence, in the event of any actual or threatened breach of Section C.2(f)(ii) or (iii), Company may, in addition and supplementary to any and all other rights and remedies existing in its favor, seek to obtain immediate and ongoing injunctive relief, enjoining or restraining whatever violation may have occurred or be occurring or may have been threatened. This injunctive relief shall be in the form of a temporary restraining order, preliminary injunction or similar relief, and a permanent injunction, as may be sought by Company. In the event of any violation by Allaire of Section C.2(f)(i), Company's sole and exclusive remedy shall be to exercise the Repurchase Option in accordance with Section B.2(a).

     3. Proprietary Information; Non-Disclosure.
        ----------------------------------------

        (a) Confidential Information. "Confidential Information," for purposes of this Agreement, includes all information disclosed by a party that is marked as confidential or proprietary, or is received under circumstances reasonably interpreted as imposing an obligation of confidentiality. Confidential Information includes, but is not limited to, the Code, Athena and all proprietary technology, schematics, know-how, procedures, engineering data, software structures, drawings, price lists, business plans, servicing guides and documentation, disclosed by such party (the "Disclosing Party") to the other party (the "Receiving Party"). In order to preserve the value of the Code to Company, Allaire agrees that it will hold and use the Code as if it were Confidential Information of Company. Notwithstanding the foregoing, Confidential Information shall not include any information (i) that is or becomes readily available in public records or documents, other than as a result of an improper disclosure by the Receiving Party or any affiliate or other person acting on its behalf, (ii) which can be shown to have been known by the Receiving Party prior to its disclosure by the Disclosing Party, (iii) which must be disclosed by the Receiving Party under applicable laws or regulations or judicial or administrative proceedings, (iv) that is received by the Receiving Party from a third party free to lawfully disclose such information or (v) that is subsequently independently developed by the Receiving Party.

        (b) Protection of Confidential Information. The Receiving Party shall and shall cause any other person acting on its behalf to (i) hold the Confidential Information of the Disclosing Party in strictest confidence, (ii) exercise the highest degree of care in safeguarding such Confidential Information against any and all loss, theft or other inadvertent disclosure, and
(iii) take such steps as are necessary to ensure and maintain such confidentiality.

        (c) Use of Confidential Information. Without the prior written consent of the Disclosing Party, the Receiving Party shall not, and shall cause its directors, officers, employees, affiliates and any other person acting on its behalf to not (i) disclose, transfer or in any way divulge, directly or indirectly, any of the Confidential Information of the Disclosing Party, under any circumstances or by any means, to any third party (other than to third parties performing services for the Receiving Party, which third parties are subject to confidentiality obligations not less restrictive than those imposed by this Agreement), (ii) copy, transmit, reproduce, summarize, quote, or make any commercial use whatsoever of any of such Confidential Information, or (iii) use any of the Confidential Information for any purpose other than for performance of the Receiving Party's obligations hereunder.

        (d) Survival. The Confidential Information of the Disclosing Party shall remain the exclusive property of the Disclosing Party. The obligations of each party hereunder shall survive termination of this Agreement for so long as such party is in possession of any Confidential Information; provided, however, that notwithstanding anything to the contrary contained in this Agreement, during and following termination of this Agreement Company shall be permitted to use the Code in accordance with the paid-up license granted under this Agreement.

        (e) Ownership of Allaire Software. Company agrees that all right, title and interest in and to any trademark, trade name, service mark, patent, copyright or other property right incorporated in or relating to the Allaire Software and any related Documentation are and shall remain vested solely in Allaire. Company shall not attempt to register any name, symbol or mark of Allaire, nor any name, symbol or mark similar thereto. Company will retain and not obscure or alter in any way the serial numbers and copyright, proprietary rights and trademark notices in the Allaire Software.

        (f) Ownership of Athena. Allaire agrees that all right, title and interest in and to any trademark, trade name, service mark, patent, copyright or other property right incorporated in or relating to Athena and any related Documentation (other than the Code and Documentation licensed to Company under this Agreement) are and shall remain vested solely in Company. Allaire shall not attempt to register any name, symbol or mark of Company, nor any name, symbol or mark similar thereto. Allaire will retain and not obscure or alter in any way the serial numbers and copyright, proprietary rights and trademark notices in Athena or any related Documentation.

D.   Term And Termination
     --------------------

     1. This Agreement will continue in effect until terminated for any or no reason by either party with at least six (6) months prior written notice to the other party.

     2. Notwithstanding Section D.1, Company may terminate this Agreement immediately upon notice to Allaire if: (a) Allaire is in breach of any representation, warranty or obligation hereunder and such breach is not fully cured within fifteen (15) days after Company has given Allaire written notice of such breach; or (b) has not commenced a curing action that is reasonably satisfactory to Allaire with respect to a breach which inevitably cannot be reasonably cured in such period.

     3. Notwithstanding Section D.1, Allaire may terminate this Agreement immediately upon notice to Company if: (a) Company is in breach of any representation, warranty or obligation hereunder and such breach is not fully cured within fifteen (15) days after Allaire has given Company written notice of such breach; or (b) has not commenced a curing action that is reasonably satisfactory to Company with respect to a breach which inevitably cannot be reasonably cured in such period.

     4. Upon termination of this Agreement, the following shall occur:

        (a) The assignment of the Code under Section C.1(a) and the licenses granted under Sections C.1(b), (c), (d) and (e) prior to such termination, and all respective rights and obligations of the parties arising under Sections B, C.2(f), C.3 and E shall survive such termination in accordance with their terms (except that if Company terminates this Agreement other than pursuant to Section D.2, the rights and obligations of the parties arising under Section C.2(f) shall not survive), it being agreed that all other rights and obligations of the parties shall thereafter terminate;

        (b) For a period of two (2) years after the effective date of such termination, Company will be given the opportunity to participate as a member of all distribution partner programs offered by Allaire, if any, so long as Company meets the standard qualifications for such programs;

        (c) Upon request by Company, Allaire shall immediately deliver to Company all copies, diskettes, and other documents containing any Confidential Information of Company, except for the copies of Athena provided to Allaire hereunder; and

        (d) Upon request by Allaire, Company shall immediately deliver to Allaire all copies, diskettes, and other documents containing any Confidential Information of Allaire, except for the copies of the Allaire Software and Documentation provided to Company hereunder and the Code.

     5. Should this Agreement be terminated by Allaire pursuant to Section D.1 or should this Agreement be terminated by the Company pursuant to Section D.2, Allaire shall provide a $120,000 credit against future purchases from Allaire by the Company. Such $120,000 credit shall be reduced by $10,000 each calendar quarter commencing at the end of the first calendar quarter following the date of this Agreement.

E.   Limited Warranties; Limitation Of Liability
     -------------------------------------------

     1. Allaire represents and warrants that (a) the Code and Allaire Software, in the form delivered by Allaire to Company, do not and will not infringe any valid United States patent, copyright, trademark or other intellectual property right of any third party, (b) Allaire owns all right, title and interest in and to, or has sufficient legal rights and interests to use and sell or license to Company the right to use (as contemplated by this Agreement) the Code and Allaire Software in the form delivered to Company, (c) no claims have been asserted, and no claims are pending, by any third party regarding infringement by the Code and Allaire Software in the form delivered hereunder, and to the best knowledge of Company there is no basis for any such claim and (d) the legal rights and interests of Allaire in the Code and Allaire Software transferred hereby are adequate and sufficient to permit Company to license and sell Athena as contemplated hereby. Company represents and warrants that Athena, in the form delivered by Company to Allaire, do not and will not infringe any valid United States patent, copyright, trademark or other intellectual property right of any third party. The Code, Allaire Software and Athena provided under this Agreement are collectively referred to herein as the "Software." Allaire and Company warrant that the media on which any Software is provided to the other hereunder are free from defects in material and workmanship under normal use and that the Software recorded therein is properly recorded. Neither party warrants to the other that the functions contained in the Software will meet the other party's or its customers' requirements, that Software is free from defects or that the operation of the Software will be uninterrupted or error free. Except for the express warranties provided under Sections E.1 and E.2, all Software is provided hereunder on an "AS IS" basis.

     2. Each party shall indemnify, hold harmless and, at the other's request, defend the other, its subsidiaries and affiliates from and against all claims, liabilities, damages, losses and expenses including, but not limited to reasonable attorney's fees and costs of suit, arising out of or in connection with all claims that the use of the Software provided hereunder by the indemnifying party violates any valid United States patent, copyright, trademark or other intellectual property right of any third party, and which are awarded against the indemnified party after a final adjudication of such claims from which no appeal has been or may be made; provided, that the indemnified party
(a) notifies the indemnifying party promptly in writing of any claim or suit within the scope of this indemnity, (b) cooperates with the indemnifying party by providing information and assistance to settle and/or to defend any such claim or action, and (c) gives the indemnifying party full authority to control the defense and/or settlement of any such claim or action, subject only to the right of the indemnified party to control the defense of any claims directly affecting its interests in its own proprietary materials. If any Software is held in any suit or proceeding to infringe any United States patent, copyright, mask work, trade secret, trade mark or other proprietary right of any third party and its use is enjoined, the party which provided such Software, at its option and own expense, will either (i) procure for the other party the right to continue using the Software which is alleged to be infringing; (ii) modify such Software so that it becomes non-infringing while giving equivalent performance; (iii) replace the Software with non-infringing technology or materials which give equivalent or better performance or (iv) return all consideration received in exchange for the license of the infringing Software (which in the case of Allaire, shall be all of the Shares). Notwithstanding the foregoing, neither party shall have any obligation or liability under this Section E arising from the modification of such party's Software after delivery to the other party hereunder or the combination of such party's Software with any products not supplied by such party, and where, but for such modification or combination, no infringement would have occurred. THE FOREGOING STATES THE INDEMNIFYING PARTY'S SOLE RESPONSIBILITY, AND THE INDEMNIFIED PARTY'S SOLE REMEDY, FOR ANY INFRINGEMENTS OF ANY PROPRIETARY RIGHTS. The obligations of each party under this Section E shall survive termination of this Agreement.

     3. THE WARRANTIES SET FORTH IN THIS SECTION E ARE THE ONLY WARRANTIES MADE BY ALLAIRE OR COMPANY. NO OTHER WARRANTIES HAVE BEEN MADE BY ALLAIRE OR COMPANY. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS."

     4. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY, ITS CUSTOMERS, OR ANY OTHER PERSON FOR INCIDENTAL, INDIRECT, SPECIAL CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE, DELAYS, LOST PROFITS OR LOST SAVINGS, ARISING OUT OF THE BREACH OF ANY WARRANTY OR OBLIGATION UNDER THIS AGREEMENT OR THE USE OR INABILITY TO USE THE CODE, ATHENA OR ANY RELATED DOCUMENTATION OR UPDATES, OR ANY PORTION THEREOF, WHETHER BASED ON CONTRACT OR TORT (INCLUDING BUT NOT LIMITED TO STRICT LIABILITY, PRODUCT LIABILITY, NEGLIGENCE, OR FOR INDEMNIFICATION OR RESULTING FROM THIS AGREEMENT OR ANYTHING FURNISHED HEREUNDER), EVEN IF THE OTHER PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

F.   Miscellaneous
     -------------

     1. Successors and Assigns. Without the prior consent of the other party, neither party shall assign its rights or obligations under this Agreement; provided, however, that Company may assign its rights and obligations under this Agreement other than Sections B, C.2 and D.4(b) to single or multiple assignees without Allaire's consent. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     2. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Allaire or by Company forthwith to Company's Board of Directors which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on Company and on Allaire.

     3. Governing Law; Severability. This Agreement exclusively shall be governed by and construed in accordance with the laws of the State of Washington, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     4. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or four (4) days following deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below opposite its signature, or to such other address as such party may designate by appropriate notice hereunder from time to time to the other party.

     5. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     6. Titles. The titles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

     7. Independent Contractor. Company and Allaire are independent contractors as to each other and at no time shall either party be deemed to be or hold itself out as the employee, agent, partner or representative of the other party.

     8. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes in its entirety all prior undertakings and agreements of Company and Allaire with respect to the subject matter hereof. To the extent that any provision of this Agreement conflicts with any provision of the OEM Agreement, this Agreement shall control and prevail.

     9. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


YESLER SOFTWARE, INC.                           Address:
                                                -------
a Washington corporation



By: /s/ David L. Weld, Jr.                      108 S. Washington St., Suite 200
    ----------------------                      --------------------------------
Its: President                                  Seattle, Washington 98104
     ---------                                  -------------------------


ALLAIRE                                         Address:
                                                -------

Allaire Corporation



By: /s/ Joseph J. Allaire
    ----------------------                      --------------------------------
Its: CTO
     ---------------------                      --------------------------------




                      [Signature Page to Allaire Agreement]

                                    EXHIBIT A
                                    ---------

                          ELECTION UNDER SECTION 83(b)
                          ----------------------------
                      OF THE INTERNAL REVENUE CODE OF 1986
                      ------------------------------------

     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in its gross income for the current taxable year, the amount of any compensation taxable to it in connection with its receipt of the property described below:


     1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:


                               TAXPAYER                   SPOUSE
                               --------                   ------

     NAME:                     __________________         ______________________

     ADDRESS:                  __________________         ______________________

                               __________________         ______________________


     IDENTIFICATION NO:        ____-___-_____             ____-___-_____


     TAXABLE YEAR:             Calendar Year 199__


     2. The property with respect to which the election is made is described as follows:

     _______ shares of Common Stock of Company, a Washington corporation.

     3. The date on which the property was transferred is: _______, 199__

     4. The property is subject to the following restrictions:

              Option to repurchase 605,060 shares at cost upon the occurrence of certain events as specified in the Agreement. Repurchase option lapses quarterly over a three (3) year period.

        5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_________.

     6. The amount (if any) paid for such property: __________ (in cash and property).

The undersigned has submitted a copy of this statement in connection with the undersigned's receipt of the above-described property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.



Dated: _____________________, 199__             ________________________________

                                                          Taxpayer

                                    EXHIBIT B
                                    ---------

                           STOCK POWER AND ASSIGNMENT
                           --------------------------
                            SEPARATE FROM CERTIFICATE
                            -------------------------


     FOR VALUE RECEIVED and pursuant to that certain Contribution and Restricted Stock Purchase Agreement dated as of _______________, 1998, the undersigned
hereby sells, assigns and transfers unto __________________________, [     ]
(_______) shares of Common Stock of Yesler Software, Inc., a Washington corporation, standing in the undersigned's name on the books of said corporation represented by certificate number ______ delivered herewith, and does hereby irrevocably constitute and appoint ________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.


Dated: ________________, 1998.

                                                     ALLAIRE CORPORATION


_______________                                      By:________________________

_______________                                      Its:_______________________


                                                     Allaire Corporation
                                                     ___________________________

_______________                                      (Please Print Name)


This Assignment Separate From Certificate was executed in conjunction with the terms of a Contribution and Restricted Stock Purchase Agreement between the above assignor and Company dated as of ________________, 1998.


Instruction:  Please do not fill in any blanks other than the signature line.

                                    EXHIBIT C
                                    ---------

                            JOINT ESCROW INSTRUCTIONS
                            -------------------------


                             _________________, 1998


Roger F. Clark
Certified Public Accountants
14040 N.E. Eighth Street, Ste. 305
Bellevue, Washington 98007

Ladies and Gentlemen:

     As Escrow Agent for both Yesler Software, Inc., a Washington corporation (the "Company"), and Allaire Corporation ("Allaire"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Contribution and Restricted Stock Purchase Agreement (the "Agreement"), dated as of ____________, 1998, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

     1. In the event that Company and/or any permitted assignee of Company (referred to collectively for convenience herein as the "Company") exercises its Repurchase Option set forth in the Agreement, Company shall give to Allaire and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of Company. Allaire and Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to Company against the simultaneous delivery to you of the purchase price (by check or such other form of consideration mutually agreed to by the parties) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

     3. Allaire irrevocably authorizes Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Allaire does hereby irrevocably constitute and appoint you as its attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Allaire shall exercise all rights and privileges of a shareholder of Company while the stock is held by you.

     4. Upon written request of Allaire after each successive one-year period from the date of the Agreement, unless the Repurchase Option has been exercised, you will deliver to Allaire a certificate or certificates representing so many shares of stock as are not the subject of the Repurchase Option. Ninety-One (91) days after the applicable defined date as set forth in Section B.2 of the Agreement, you will deliver to Allaire a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by Company or its assignees pursuant to exercise of the Repurchase Option.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Allaire, you shall deliver all of same to Allaire and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Allaire while acting in good faith and in the exercise of your own good judgment.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ at the expense of Company such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or four (4) days following deposit in any United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.


         COMPANY:          Yesler Software, Inc.
                           108 South Washington Street
                           Suite 200
                           Seattle, Washington 98104

         ALLAIRE:          Allaire Corporation
                           One Alewife Center
                           Suite 380
                           Cambridge, Massachusetts 02140



         ESCROW AGENT:     Roger F. Clark
                           Certified Public Accountants
                           14040 N.E. Eighth Street, Ste. 305
                           Bellevue, Washington 98007

     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                                             Very truly yours,

                                             YESLER SOFTWARE, INC., a Washington
                                             corporation


                                             By:________________________________

                                             Title:_____________________________

                                             ALLAIRE:

                                             Allaire Corporation


                                             By:________________________________

                                             Its:_______________________________


ESCROW AGENT:

ROGER F. CLARK



_____________________________

                                 ATTACHMENT 1.1
                                 --------------

                                ALLAIRE SOFTWARE

Cold Fusion Studio 3.1
Cold Fusion Application Server 3.1
Cold Fusion Studio 4.0, pre-release and release
Cold Fusion Application Server 4.0, pre-release and release
HomeSite 3.1
HomeSite 4.0, pre-release and release